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                                                                    EXHIBIT 11.2
                        NEWBRIDGE NETWORKS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

        (Accounting principles generally accepted in the United States)
        (Canadian dollars, amounts in thousands except per share data)
                                  (Unaudited)
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                                                            Fiscal quarter ended                   Three fiscal quarters ended
                                                            --------------------                   ---------------------------
                                                            Jan 26,            Jan 28,               Jan 26,         Jan 28,
                                                              1997              1996                   1997            1996
                                                              ----              ----                   ----            ----
Net earnings (loss) (U.S. GAAP)

    Net earnings, as reported, under Canadian GAAP           $63,031          $53,881               $186,613        $136,369

    Write off of purchased in process research and
       development upon acquisition of UB Networks           (96,940)            --                  (96,940)           --
                                                              ------           ------                -------         -------

    Net earnings, under U.S. GAAP                           $(33,909)         $53,881               $ 89,673        $136,369
                                                              ======           ======                =======         =======

Earnings (loss) per share (U.S. GAAP) - Primary

    Net earnings (loss)                                     $(33,909)         $53,881               $ 89,673        $136,369
                                                              ======           ======                =======         =======

    Weighted average number of Common Shares
       outstanding at the end of the period                  170,941          166,548                170,140         165,842

    Net effect of dilutive stock options
       based on the treasury stock method                      --               4,610                  4,667           3,384
                                                             -------          -------                -------         -------

    Weighted average number of Common
       Shares and equivalents outstanding at
       the end of the period                                 170,941          171,158                174,807         169,226
                                                             =======          =======                =======         =======

    Earnings (loss) per share (U.S. GAAP)                     $(0.20)           $0.31                  $0.51           $0.81
                                                             =======          =======                =======         =======

Earnings (loss) per share (U.S. GAAP) - Fully Diluted

    Net earnings (loss)                                     $(33,909)         $53,881              $  89,673        $136,369
                                                              =======          ======               ========         =======

    Weighted average number of Common Shares
       outstanding at the end of the period                  170,941          166,548                170,140         165,842

    Net effect of dilutive stock options
       based on the treasury stock method                      --               6,181                  4,667           6,018
                                                             -------          -------                -------        --------

    Weighted average number of Common
       Shares and equivalents outstanding at
       the end of the period                                 170,941          172,729                174,807         171,860
                                                             =======          =======                =======         =======

    Earnings (loss) per share (U.S. GAAP)                     $(0.20)           $0.31                  $0.51           $0.79
                                                             =======          =======                =======         =======

Earnings (loss) per share expressed in U.S. Dollars

    Daily average exchange rate of a Canadian
       dollar for U.S. dollars as reported by the
       Federal Reserve Bank of New York                      $0.7406          $0.7342                $0.7346         $0.7354

    Earnings (loss) per share (U.S. GAAP)
        - Primary, in U.S. dollars                            $(0.15)           $0.23                  $0.38           $0.59
                                                             =======          =======                =======         =======
    Earnings (loss) per share (U.S. GAAP)
        - Fully diluted, in U.S. dollars                      $(0.15)           $0.23                  $0.38           $0.58
                                                             =======          =======                =======         =======
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